UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2007
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

            On May 1, 2007, the Compensation Committee (the "Committee") of the Board of Directors of RF Micro Devices, Inc. (the "Company") approved awards of shares of performance and service-based restricted stock (each, an "Award") in accordance with the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended (the "Plan"), to certain employees, including each of the Company's named executive officers.  The purpose of these Awards is to link a portion of each named executive officer's equity compensation to the achievement of key Company initiatives that the Committee believes have a strong potential to impact longer-term shareholder value creation.  The fair market value for each share of restricted stock underlying the Award was established by the Committee in accordance with its historical grant practices at $6.25 per share, which was the closing price of the Company's common stock as quoted on the NASDAQ Global Select Market on April 30, 2007.  Each Award, in addition to being subject to customary terms and conditions as set forth in the Plan and respective Award agreement, is subject to specified performance and service conditions and represents a contingent right to receive an amount of the Company's common stock at a future date.

            The Award will be earned, if at all, by each named executive officer based upon the Company's achievement of certain objective performance criteria established by the Committee that must be satisfied during the period beginning May 1, 2007 and ending at the close of the Company's current fiscal year on March 29, 2008 (the "Performance Period").  The number of shares of restricted stock subject to each Award will be determined based on the achievement by the Company of the performance goals established by the Committee.  Each Award may be earned in whole or in part based on the number of goals actually achieved during the Performance Period.

            Each of the Company's named executive officers, if the requisite corporate performance metrics are satisfied, will be eligible to receive up to the following number of shares of restricted stock at the conclusion of the Performance Period:

Name:                                                                                   Maximum Award

Robert A. Bruggeworth                                                          144,000 shares
President and Chief Executive Officer

William A. Priddy, Jr.                                                                69,600 shares
Chief Financial Officer and
Vice President, Finance and Administration

William J. Pratt                                                                         69,600 shares
Chief Technical Officer and
Corporate Vice President

Jerry D. Neal                                                                            69,600 shares
Executive Vice President of
Marketing and Strategic Development

Steven E. Creviston                                                                   69,600 shares
Corporate Vice President of
Cellular Products Group

            The shares of restricted stock earned by each named executive officer at the end of the Performance Period, if any, will vest over a three-year period, with 50% vesting on the first anniversary date (May 1, 2008) and the remaining 50% vesting in equal installments on each of the next two anniversary dates (May 1, 2009 and May 1, 2010), as long as the named executive officer is an employee of the Company on each such anniversary date.

Cash Bonus Plan Awards

            On May 1, 2007, the Committee determined that each of the Company's named executive officers earned a cash bonus award pursuant to the RF Micro Devices, Inc. Cash Bonus Plan with respect to fiscal year 2007 in the amounts set forth below:

Name:                                                              Bonus Award

Robert A. Bruggeworth                                     $ 1,024,107

William A. Priddy, Jr.                                        $    408,947

William J. Pratt                                                 $    432,700

Jerry D. Neal                                                    $    425,545

Steven E. Creviston                                           $    394,934

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                    William A. Priddy, Jr.
                                                                                    Chief Financial Officer and
                                                                                    Vice President, Finance and Administration

Date:    May 7, 2007